Registration No. 333-153018

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANTH 1, INC.
(Name of small business issuer in its charter)

Colorado	2835
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
ANTH 1, INC.	Mark A. Gohr
11941 Bellaire St. Unit G	11941 Bellaire St. Unit G
Thornton, CO 80233	Thornton, CO 80233
303-330-3085	303-330-3085
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[	]	Accelerated Filer	[ ]

Non-accelerated Filer	[	]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[ 1 ]
Common Stock by
Selling Shareholders:	6,441,500	$0.01	$64,415	$1.98

Total	6,441,500	$0.01	$64,415	$1.98

[1 ]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ANTH 1 INC.
6,441,500 Shares of Common Stock

     We are registering for sale by selling shareholders 6,441,500 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

      The date of this prospectus is December 11, 2008.

TABLE OF CONTENTS

SUMMARY OF OUR OFFERING

Selected financial data

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DESCRIPTION OF PROPERTY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

BUSINESS

MANAGEMENT

Compensation of Directors

PRINCIPAL AND SELLING SHAREHOLDERS

Selling Shareholders

CERTAIN TRANSACTIONS

LITIGATION

EXPERTS

LEGAL MATTERS

Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

RECENT SALES OF UNREGISTERED SECURITIES

SIGNATURES

EXHIBITS.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated in the State of Colorado on September 10, 2007. We recently acquired NeoVax, Inc. in July 2008.  NeoVax Inc. is a biotechnology company dedicated to developing vaccines for several infectious diseases including H5N1 influenza virus. NeoVax utilizes state of the art recombinant DNA adenoviral vector and Rnai (inhibition RNA) technologies to develop highly specific genetic vaccines. This technology platform, allows the developing of “ad hoc” genetic vaccines in a fraction of the time needed to develop conventional immunogenetic vaccines. Over the last fifty years, very little progress have been made to develop faster and more effective vaccines. Large pharmaceutical companies have chosen to terminate their vaccine programs due to the high cost and minor profit margin associated with the production of vaccines. As a result, vaccine R&D spending has decreased dramatically. Over the last couple of years the acute shortage of influenza vaccines coupled with the raising of new and potentially very lethal viral strains(avian influenza H5N1), has made the need of developing better and faster vaccine technologies an issue of paramount importance. Our plan is to apply UltraVax™ technology to develop highly specific DNA vaccines by targeting specific key genes for avian influenza H5N1. Production of these recombinant vaccines can be scaled up between 2-4 months compared to the current vaccine technology requiring 18-24 months. This is the niche market opportunity for a platform technology firm such as NeoVax to support Research and Development and Product Development.

Our administrative office is located at 11941 Bellaire St. Unit G, Thornton, CO 80233.

Our telephone number is 303-330-3085. Our fiscal year end is December 31. Our mailing address is 11941 Bellaire St., Unit G, Thornton, CO 80233.

Management, or affiliates thereof, will not purchase shares in this offering.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	6,441,500 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	20,184,000
Number of shares outstanding after the offering if all of the	20,184,000
shares are sold

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30, 2008
(Unaudited)
Balance Sheet
Total Assets	$95
Total Liabilities	$5,515
Stockholders Equity	$(5,420)
Period from
September 28, 2006 (date of
inception) to September 30, 2008
(Unaudited)
Income Statement
Revenue	$0.00
Total Expenses	$10,895,525
Net Loss	$(10,895,525)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with ANTH 1 INC.:

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues.

Limited Capitalization and Lack of Working Capital.

The Company has extremely limited capitalization and is dependent on the achieving profitable operations and receipt of additional financing to continue as a going concern. The Company will likely require additional capital from outside sources in order to continue as a going concern. The Company will endeavor to finance its need for additional working capital through debt or private equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. However, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

The shares of our common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. A public trading market is expected to develop in the foreseeable future with the acquisition of NeoVax and the filing of  a registration statement under the Securities Act. Currently, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000. This letter provides that certain private transfers of the shares of our common stock also may be prohibited without registration under federal securities laws. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Conflict of Interest.

Officers and directors of the Company are subject to potential conflicts of interest in their service to the Company.  Since each of the officers and directors is engaged in other business enterprises, and has not devoted their full time to the affairs of the Company, they are also subject to potential conflicts with regard to time, effort and corporate opportunity. None of the officers or directors will devote full time to the affairs of the Company. However, officers and directors are aware of their fiduciary duty to the Company and believe they have sufficient time to devote to its affairs. In addition, each of the officers and directors is aware of the doctrine of corporate opportunity as it relates to their position as officers and directors.

We cannot assure you that following that our common stock will be listed on NASDAQ or any other securities exchange.

Following this business combination, we intend to seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Control by major shareholders.

Two major shareholders currently own approximately 77% of all the issued and outstanding capital stock of the Company. Consequently, these shareholders have the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

·	Election of the Board of Directors;

·	Removal of any directors;

·	Amendment of the Company’s certificate of incorporation or bylaws; and

·	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders of the Company possess no practical ability to remove management or effect the operations of the business of the Company.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Possible Rule 144 Sales and Market Overhang.

Rule 144 provides, among other things, and subject to certain limitations, that a person holding restricted securities for a period of one year may sell, every three months, those securities in brokerage transactions in an amount equal to 1% of the Company's outstanding Common Stock or the average weekly trading volume during the four weeks preceding the sale, whichever amount is greater. After six months, holders of restricted stock who are not affiliates of the Company may apply to sell all restricted stock free of restrictions. Possible sales of the Company's Common Shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Company's Common Shares.

Because we have only two  officers  and two directors  who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only two officers and two directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

 Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

 Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.  All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are sixty selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $15,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $6,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of ANTH 1, Inc.  (referred to herein as the “Company”, “we”, “our”, or “us”) financial condition and results of operations should be read in conjunction with its financial statements and the related notes, and the other financial information included in this information statement.

Forward-Looking Statements

The following discussion should be read in conjunction with ANTH 1, Inc.’s consolidated financial statements and related notes included elsewhere in this Current Report and on our  Form 8-K filed July 18, 2008.

This filing contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect Asia Time’s management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond ANTH 1’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

Business

NeoVax Inc. is a biotechnology company dedicated to developing vaccines for several infectious diseases including H5N1 influenza virus. NeoVax utilizes state of the art recombinant DNA adenoviral vector and Rnai (inhibition RNA) technologies to develop highly specific genetic vaccines. This technology platform, allows the developing of “ad hoc” genetic vaccines in a fraction of the time needed to develop conventional immunogenetic vaccines. Over the last fifty years, very little progress have been made to develop faster and more effective vaccines. Large pharmaceutical companies have chosen to terminate their vaccine programs due to the high cost and minor profit margin associated with the production of vaccines. As a result, vaccine R&D spending has decreased dramatically. Over the last couple of years the acute shortage of influenza vaccines coupled with the raising of new and potentially very lethal viral strains(avian influenza H5N1), has made the need of developing better and faster vaccine technologies an issue of paramount importance. Our plan  is to apply UltraVax™ technology to develop highly specific DNA vaccines by targeting specific key genes for avian influenza H5N1. Production of these recombinant vaccines can be scaled up between 2-4 months compared to the current vaccine technology requiring 18-24 months. This is the niche market opportunity for a platform technology firm such as NeoVax to support Research and Development and Product Development.

The 1918 influenza pandemic killed more people (about 50 million) than did the fighting in World War I. The genetic makeup of the 1918 pandemic strain (H5N1) and the reason for this virus’ extremely potent virulence have been recently elucidated and characterized. The avian flu has been touted as a “Threat worse then Terror” (Newsweek, 10/31/’05). Because the flu virus has the capacity to jump from one animal species to the other, it’s a war that never ends.

The US has allocated $7.1 billion in order to combat and prevent the outbreak of a flu pandemic. Epidemiologist agrees that a flu pandemic is inevitable sooner or later, although there is no way to predict if the H5N1 will be the germ to cause it. The best weapon against H5N1 or any flu virus strain would be a vaccine. The traditional “seasonal” flu vaccine development and manufacturing (via chicken egg incubation) required about 16-18 months. In order to combat a pandemic, we need the ability to isolate the virus and convert into a vaccine and produce enough vaccines for 30 million within 8-10 months. NeoVax’s adenovirus technology can speed the process by utilizing recombinant DNA technology and growing vaccines in cell cultures to cope with a fast-moving natural disaster.

TECHNOLOGY

NEOVAX’s Therapeutic Strategy against Avian Flu

Gene Expression System

 In addition to choosing a relevant therapeutic gene and the appropriate gene delivery system, the ability to express (turn on) the delivered gene is a key factor in the development of successful gene therapies. Current approaches utilize a variety of DNA sequences promoters that act as on/off switches for gene expression. Some promoters are active only in specific cell types, and are used to target gene activity to specific cells. Other promoters are expressed in a wide variety of cell types and may be used when cell-specific expression is not required. Promoter selection also depends on the level of gene expression that is desired. Inducible promoter systems which can be turned on or off in response to certain drugs or compounds are being investigated. The same is also true for self-regulating expression systems that provide very high levels of expression. The variety of gene expression systems available and under development expands the potential applications of gene therapy to new indications.

As the genetic and molecular basis for a multiplicity of diseases is elucidated, the promise of gene therapy continues to grow. Although initial efforts in gene therapy focused on delivering a normal copy of a missing or defective gene, current programs are applying gene delivery technology across a broader spectrum of disease conditions. Gene delivery is now being used to:

•

Replace missing or defective genes or produce recombinant proteins that exhibit therapeutic potential;

•

Deliver genes that catalyze the destruction of cancer cells or cause cancer cells to revert back to normal tissue;

•

Deliver viral or bacterial genes as a form of vaccination; and

•

Deliver genes that promote the growth of new tissue or stimulate regeneration of damaged tissue.

A process for producing on a large scale highly purified Adenovirus recombinant vectors with high viral titer is applied to the production of highly purified Adenovirus viruses carrying the specific RNA sequences for the neuroamidase and the hemoagglutinine genes.  This technology will allow us to develop a highly efficient avian influenza adenovirus-based recombinant DNA vaccine. The core platform technology is based on:

•

therapeutic gene isolation, (therapeutic protein) epitope identification, and vector construction;

•

production and purification process development of therapeutic proteins, DNA and viral vectors;

•

bulk drug substance pilot-scale production; and

•

quality assurance and control.

RNA Interference Model

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays, and possible cost overruns due to price and cost increases in services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. Equity financing could result in additional dilution to existing shareholders.

DESCRIPTION OF PROPERTY.

The company is provided space at 11941 Bellaire Street, Unit G, Thornton, CO 80233 by our President at no charge.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of September 30, 2008 the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Anthos Holdings, LLC (1)	10,405,100	51.55%
Elia Holdings, LLC (2)	5,250,100	26.01%

Executive officers and directors	0	0

(1)

(2)

Patrick Rundle is managing member of Anthos Holdings, LLC. Their address is 36 Barcelona Ct, Missouri City, TX  77459.

 Rene Rivera Irizarry is managing member of Elia Holdings, LLC. Their address is 11734 W. 65th Pl., Arvada, CO 80004.

Results of Activities

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business activities.

As of September 30, 2008, our total assets were $95 and our total liabilities were $5,515.

BUSINESS

We were incorporated in the State of Colorado on September 10, 2007. We recently acquired NeoVax, Inc. in July 2008.  NeoVax Inc. is a biotechnology company dedicated to developing vaccines for several infectious diseases including H5N1 influenza virus. NeoVax utilizes state of the art recombinant DNA adenoviral vector and Rnai (inhibition RNA) technologies to develop highly specific genetic vaccines. This technology platform, allows the developing of “ad hoc” genetic vaccines in a fraction of the time needed to develop conventional immunogenetic vaccines. Over the last fifty years, very little progress have been made to develop faster and more effective vaccines. Large pharmaceutical companies have chosen to terminate their vaccine programs due to the high cost and minor profit margin associated with the production of vaccines. As a result, vaccine R&D spending has decreased dramatically. Over the last couple of years the acute shortage of influenza vaccines coupled with the raising of new and potentially very lethal viral strains(avian influenza H5N1), has made the need of developing better and faster vaccine technologies an issue of paramount importance. Our plan  is to apply UltraVax™ technology to develop highly specific DNA vaccines by targeting specific key genes for avian influenza H5N1. Production of these recombinant vaccines can be scaled up between 2-4 months compared to the current vaccine technology requiring 18-24 months. This is the niche market opportunity for a platform technology firm such as NeoVax to support Research and Development and Product Development.

The 1918 influenza pandemic killed more people (about 50 million) than did the fighting in World War I. The genetic makeup of the 1918 pandemic strain (H5N1) and the reason for this virus’ extremely potent virulence have been recently elucidated and characterized. The avian flu has been touted as a “Threat worse than Terror” (Newsweek, 10/31/’05). Because the flu virus has the capacity to jump from one animal species to the other, it’s a war that never ends.

The US has allocated $7.1 billion in order to combat and prevent the outbreak of a flu pandemic. Epidemiologist agrees that a flu pandemic is inevitable sooner or later, although there is no way to predict if the H5N1 will be the germ to cause it. The best weapon against H5N1 or any flu virus strain would be a vaccine. The traditional “seasonal” flu vaccine development and manufacturing (via chicken egg incubation) required about 16-18 months. In order to combat a pandemic, we need the ability to isolate the virus and convert into a vaccine and produce enough vaccines for 30 million within 8-10 months. NeoVax’s adenovirus technology can speed the process by utilizing recombinant DNA technology and growing vaccines in cell cultures to cope with a fast-moving natural disaster.

TECHNOLOGY

NEOVAX’s Therapeutic Strategy against Avian Flu

Gene Expression System

 In addition to choosing a relevant therapeutic gene and the appropriate gene delivery system, the ability to express (turn on) the delivered gene is a key factor in the development of successful gene therapies. Current approaches utilize a variety of DNA sequences promoters that act as on/off switches for gene expression. Some promoters are active only in specific cell types, and are used to target gene activity to specific cells. Other promoters are expressed in a wide variety of cell types and may be used when cell-specific expression is not required. Promoter selection also depends on the level of gene expression that is desired. Inducible promoter systems which can be turned on or off in response to certain drugs or compounds are being investigated. The same is also true for self-regulating expression systems that provide very high levels of expression. The variety of gene expression systems available and under development expands the potential applications of gene therapy to new indications.

As the genetic and molecular basis for a multiplicity of diseases is elucidated, the promise of gene therapy continues to grow. Although initial efforts in gene therapy focused on delivering a normal copy of a missing or defective gene, current programs are applying gene delivery technology across a broader spectrum of disease conditions. Gene delivery is now being used to:

•

Replace missing or defective genes or produce recombinant proteins that exhibit therapeutic potential;

•

Deliver genes that catalyze the destruction of cancer cells or cause cancer cells to revert back to normal tissue;

•

Deliver viral or bacterial genes as a form of vaccination; and

•

Deliver genes that promote the growth of new tissue or stimulate regeneration of damaged tissue.

A process for producing on a large scale highly purified Adenovirus recombinant vectors with high viral titer is applied to the production of highly purified Adenovirus viruses carrying the specific RNA sequences for the neuroamidase and the hemoagglutinine genes.  This technology will allow us to develop a highly efficient avian influenza adenovirus-based recombinant DNA vaccine. The core platform technology is based on:

•

therapeutic gene isolation, (therapeutic protein) epitope identification, and vector construction;

•

production and purification process development of therapeutic proteins, DNA and viral vectors;

•

bulk drug substance pilot-scale production; and

•

quality assurance and control.

Our administrative office is located at 11941 Bellaire Street, Unit G, Thornton, CO 80233. Our telephone number is 303-330-3085. Our fiscal year end is December 31. Our mailing address is 11941 Bellaire Street, Unit G, Thornton, CO 80233.

Acquisition of NeoVax, Inc.

In July of 2008, the Company acquired NeoVax, Inc. The acquisition was done by issuing 20,029,000 shares of ANTH 1 stock in return for all the stock of NeoVax, Inc. The financial statements contained herein and on the 10-Q quarterly report of the Company for the period ending September 30, 2008 filed with the SEC on October 8, 2008 and as amended on October 9, 2008 are a combination of the financial statements of ANTH 1 and NeoVax, Inc.

Technology License with Anthos Holdings, LLC.

In return for securities in NeoVax, Inc. originally valued at $10 million dollars, NeoVax, Inc. entered into a technology license with Anthos Holdings, LLC.  Anthos Holdings, LLC owns technologies related to the development and production of recombinant DNA vaccine/s for avian influenza viruses. NeoVax, Inc. licensed these technologies with the purpose to commercialize the technologies. Anthos granted to NeoVax the exclusive license of technologies related to the development and commercialization of a recombinant DNA vaccine for avian influenza virus for a period of fifteen (15) years subject to no conditions and limitations. NeoVax shall take any action, as it shall deem appropriate in its sole discretion to apply for and maintain patent, copyright, trade secret and/or trademark ownership rights in the Avian Influenza Vaccine Technology. NeoVax will have the right under this licence agreement to file for intellectual property rights with the United States Patent Office for any discoveries, improvements, modifications during the course of this license agreement. Such discoveries, improvements , modifications will be sole ownership of NeoVax and not subjected to the terms of this license agreement. No royalties are due under the terms of this agreement. The license agreement is attached as an exhibit to this filing.

Consulting Services compensated by securities.

NeoVax, Inc. issued a total of 5,930,000 at a value of $0.15 per share for legal and accounting services, technical consulting, and scientific advisory services in lieu of cash payments to these providers.

Employees and Employment Agreements

 At present, we have no full-time employees. Our officers and directors are part-time employees and each will be devoting about 25% of his time or ten hours per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and sole director. Our officers and directors will handle our administrative duties. Because our officers and directors are inexperienced with biotechnology, they will hire qualified persons to perform our vaccine research and development activities. As of today, we have not looked for or talked to any biotechnologists or other qualified personnel who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT

Officers and Directors

     Our directors serve until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, age and position of our officers and directors are set forth below:

Name	Age	Position

Mark A. Gohr Jeffrey W. Villano	37 40	President and Director Director Secretary and Director

Mark A. Gohr, President and Director. Mr. Gohr is an accomplished Strategic Financial Analyst with experience in analyzing data and implementing plans to design, promote, and boost sales of products and services. He holds a Masters Degree in Economics from The University of Colorado and a Bachelor of Science in Administration and Economics from Hastings College.

Jeffrey W.  Villano,  Secretary and Director. Mr. Villano, 40, is a graduate of the University of Colorado-Denver and holds a Bachelor of Science degree in Finance. His experience is primarily in the management, sales and marketing of small- to mid-size companies.  Recently, he has been responsible for multi-state territory management for a global medical laser manufacturer, as well as operating and growing his own electronic custom-installation business locally in Colorado.

 During the past five years, Messrs. Gohr, and Villano have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Messrs Tufts, Gohr, and Villano were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs.  Gohr, or banking activities. and Villano’s involvement in any type of business, securities

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

EXECUTIVE COMPENSATION

 The following table sets forth the compensation paid by us for the last two fiscal years ending December 31, 2007 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

~~James J. Tufts~~ Mark A. Gohr	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

Jeffrey Villano	2008	0	0	0	0	0	0	0	0
Secretary	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

(b) Compensation for 2008 as of September 30, 2008.

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The  members of our board of directors are not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Mark A. Gohr	2008	0	0	0	0	0	0
Jeffrey Villano	2008	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of	Percentage of
		Percentage of	Shares After	Ownership After the
	Number of	Ownership	Offering	Offering Assuming all
Name and Address	Shares Before	Before the	Assuming all of	of the Shares are Sold
Beneficial Owner [1]	the Offering	Offering	the Shares are
			Sold

Anthos Holdings, LLC	10,405,100	51.55%	8,905,000	44.1%
36 Barcelona Ct.
Missouri City, TX 77459

Elia Holdings, LLC	5,250,100	26.01%	3,750,000	18.6%
11734 W. 65th Pl.
Arvada, CO 80004

All officers and directors	0	0	0	0
(1) (2)

Patrick Rundle is managing member of Anthos Holdings, LLC. Their address is 36 Barcelona Ct., Missouri City, TX  77459.

 Rene Rivera Irizarry is managing member of Elia Holdings, LLC. Their address is 11734 W. 65th Pl.  Arvada, CO 80004.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering
Anthos Holdings, LLC	10,405,100	51.55%	1,500,100	44.12%
Bucca, Santa	100	0.001%	100	0.0%
Canterini, Lucio	100	0.001%	100	0.0%
Correa- Neo Irizarry	100	0.001%	100	0.0%
Correa, Iris M.	100	0.001%	100	0.0%
Ebisch & Evey Law Firm	100	0.001%	100	0.0%
Ebisch, Jane	100	0.001%	100	0.0%
Elia Holdings, LLC	5,250,100	26.01%	1,500,100	18.58%
Garcia, Felipe	100	0.001%	100	0.0%
Gelhaar, Larry	150,000	0.74%	150,000	0.0%
Gonzalez, Sergio	100	0.001%	100	0.0%
Grubner, Steven M.	1,000,100	4.95%	750,100	1.24%
GTI Corporate Transfer Agents	600,100	2.97%	450,100.74%
Huang, James	500,100	2.48%	375,100.62%
Huang, Janie	100	0.001%	100	0.0%
Irizarry Rivera, Neo	100	0.001%	100	0.0%
Irizarry, Rene	100	0.001%	100	0.0%
Irizarry, Tannya L.	100	0.001%	100	0.0%
J&S Holdings, LLC	100	0.001%	100	0.0%
Johnston, Dennis H.	100	0.001%	100	0.0%
Kaliderm Enterprises, LLC	100	0.001%	100	0.0%
L&M Recovery, LLC	100	0.001%	100	0.0%
Marx, John	100	0.001%	100	0.0%
MCM Investments	100	0.001%	100	0.0%
McNulty, Daniel	100	0.001%	100	0.0%
McNulty, Terri L.	100	0.001%	100	0.0%
Mejia, Jesus	100	0.001%	100	0.0%
Milici, Anthony J.	100	0.001%	100	0.0%
Milici, Antonella	100	0.001%	100	0.0%
Milici, Antonio	100	0.001%	100	0.0%
Milici, Carmelo	100	0.001%	100	0.0%
Milici, Simone	100	0.001%	100	0.0%
Milici, Stefano	100	0.001%	100	0.0%
Millar, Kelly	100	0.001%	100	0.0%
Mueller, Michael	24,100	0.12%	24,100	0.0%
Nutricion Avanzada	100	0.001%	100	0.0%
Osiris Holdings	1,000,100	4.95%	750,100	1.24%
Patterson, Michael	100	0.001%	100	0.0%
Pereira, Ricardo Irizarry	100	0.001%	100	0.0%
Rundle, Krystle L.	100	0.001%	100	0.0%
Rundle, Patrick J.	100	0.001%	100	0.0%
S&L Inc.	250,000	1.24%	187,500
Salyards, Tasa	100	0.001%	100	0.0%
Salyards, Tyler	100	0.001%	100	0.0%
Sandoval, Jose R.	100	0.001%	100	0.0%
Setna Holdings, LLC	1,000,100	4.95%	750,100	1.24%
Shoemaker, Mark	100	0.001%	100	0.0%
Sophisticated Graphics	100	0.001%	100	0.0%
Torres, Neo Irizarry	100	0.001%	100	0.0%
Tuft, James	100	0.001%	100	0.0%
Villano, Jeff	100	0.001%	100	0.0%
Virion Holdings , LLC	100	0.001%	100	0.0%

Total	20,184,000	100%	6,441,500	68.09%

All of persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

No selling shareholder is an affiliate of a registered broker dealer.

a)

On September 10, 2007, we issued 150,000 shares of common stock to Larry A. Gelhaar, at the time our sole officer and sole director in consideration of $0.001 per share or a total of $150. The 150,000 shares so issued are being registered in this offering.

b) c)

On September 10, 2007, we issued 5,000 shares of common stock to fifty individuals in consideration of $0.001 per share or a total of $5. The 5,000 shares so issued are being registered in this offering.

On July 18, 2008,  we issued 20,029,000 shares of common stock to nine individuals under an Asset Purchase Agreement. 6,286,500 of the issued shares are being registered in this offering.

Future Sales of Shares

     A total of 20,184,000 shares of common stock are issued and outstanding. Of the 20,184,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 6,441,500 are being offered for resale by the selling shareholders described above.

     Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

 Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 68.09% of our outstanding shares.

Cash dividends

 As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 30,000,000 shares of preferred stock with a par value of $0.001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is GTI Corporate Transfer Agents, LLC.  3930 Youngfield Street,  Suite No. 2, Wheat Ridge, Colorado 80033. Its telephone number is (303) 463-6375.

CERTAIN TRANSACTIONS

 On September 10, 2007, we issued a total of 150,000 shares of restricted common stock to Larry A. Gelhaar, one of our officers and sole director in consideration of $150.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

 Our financial statements for the period from inception to September 30, 2008, included in this prospectus have been reviewed by Larry O’Donnell, CPA, P.C., 2228 South Fraser Street Unit I, Aurora, Colorado  80014 Telephone (303) 745-4545, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Daniel Craig Masters, P.O. Box 66, La Jolla, CA 92038, telephone 858 459-1133 acted as our consulting legal counsel for this filing. Mr. Masters is providing legal opinion for this filing. He will not be our regular legal counsel.

Financial Statements

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545

2228 South Fraser Street

Unit I

Aurora, Colorado  80014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ANTH 1, Inc.

Conifer, Colorado

We have reviewed the accompanying consolidated balance sheet of ANTH 1, Inc.  and its wholly-owned subsidiary as of September 30, 2008, (unaudited) and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the nine-month periods ended September 30, 2008 and 2007.  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in the Notes to the consolidated financial statements, the Company has yet to produce sufficient sources of revenue, and has incurred significant recurring losses from its operations.  This raises substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Larry O’Donnell

Larry O'Donnell, CPA, P.C.

Denver, Colorado

October 7, 2008

Assets

Period ended
September 30, 2008

Current Assets
Cash	$ 95
Accounts receivable	-
Prepaid expenses	-

Total Current Assets	95

Property and equipment, net	-

Other Assets
Assets	-
Deposits	-

Total Other Assets	-

Total Assets	$ 95

Liabilities and Stockholders' Equity

Period ended
September 30, 2008

Current Liabilities
Accounts payable	$ 1,700
Note payable	3,785
Interest payable	30

Total Current Liabilities	5,515

Total Liabilities	5,515

Stockholders' Equity
Common stock $.001 par value, 100,000,000 shares authorized;
20,184,000 shares issued and outstanding	20,184
Additional paid in capital	10,869,566
Deficit accumulated during development stage	(10,895,170)

Total Stockholders' Equity	(5,420)

Total Liabilities & Stockholders' Equity	$ 95

Statement of Operations

		For the period from
	Period ended September 30,	September 28, 2006
	2008	(inception) to
		September 30, 2008
Income
Sales	$ -	$ -

Total income	-

Cost of sales	-

Gross profit	-	-

Expenses
Professional expenses	1,785	3,785
General and administrative expenses	-	$ 1,745
Consulting		$ 895,500
License Technology Fee	-	$ 10,000,000
Total expenses	1,785	10,895,525

Loss from operations	(1,785)	(10,895,525)

Net loss from continuing operations	(1,785)	(10,895,170)

Net loss	$ (1,785)	$ (10,895,170)

Loss per common share	(0.00)	(0.54)

Statement of Changes in Stockholders Equity (Deficit)

				Development
			Additional	Stage
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance September 1, 2007	-	$ -	$ -	$ -	-

Sale of Common Stock at .001 per share	150,000	150	95		245

Issuance of shares to initial shareholders	5,000	5	-		5

Net Loss December 31, 2007				(3,860)	(3,860)

Balance December 31, 2007	155,000	155	95	(3,860)	(3,610)

Net Loss June 30, 2008				(1,785)	(1,785)

Balance June 30, 2008	155,000	155	95	(5,645)	(5,395)

Shares issued for acquisition	20,029,000	20,029	10,869,471	(10,889,525)	(25)

Balance September 30, 2008	20,184,000	20,184	10,869,566	(10,895,170)	(5,420)

Consolidated statement of Cash Flow

		For the period from
	Period ended	September 28, 2006
	September 30,	(inception) to
	2008	September 30, 2008

Cash flows from operating activities:
Net loss	$ (1,785)	$ (10,895,170)

Adjustments to reconcile net loss to net
cash used in operating activities:
License fee paid in common stock	-	10,000,000
Compensation in exchange for common stock	-	889,500
(Increase) Decrease in:		-
Accounts receivable	-	-
Prepaid expenses	-	-
Other assets	-	-
Increase (Decrease) in accounts payable		1,730
and accrued liabilites	-	-
		-
Total adjustments	-	10,891,230
		-
Net cash used in operating activities	(1,785)	(3,940)
		-
Cash flows from investing activities:		-
Cash payments for the purchase of property	-	-

Cash flows from financing activities:
Capital contributed as equipment	-	-
Principal payments on notes and leases payable	-	-
Proceeds from lease payable	-	-
Proceeds from issuance of preferred stock	-	-
Proceeds from issuance of common stock		155
Proceeds from capital contributions	-	95
Preferred dividends paid	-	-
Proceeds from promissory notes	1,785	3,785

Net cash provided by financing activities	1,785	4,035

Net increase (decrease) in cash	-	95

Cash, beginning of period	95	-
	-
Cash, end of period	$ 95	$ 95
Supplemental disclosures of cash flow information:
Cash paid during the period for interest expense	$ -	-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1

(A) Organization

ANTH 1, Inc.  (a development stage company) (the "Company") was incorporated under the laws of the State of Colorado on September 10, 2007 as a blank check company.  NeoVax, Inc. was incorporated under the laws of the State of Colorado on September 28, 2006.

The accompanying audited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of July 31 2008, there were no common share equivalents outstanding.

  (E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Fair Value

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, note receivable, note payable shareholder and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at the reporting dates.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Note 2. Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31, 2008.

b)	Principles of Consolidation

The consolidated financial statements at July 31, 2008 include the accounts of ANTH 1 and NeoVax, Inc.. All inter-company balances and transactions have been eliminated in consolidation.

c)	Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)	Basic and Diluted Net Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at January 31, 2008, there were no dilutive potential common shares.

e)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. Except for net loss, the Company has no items that represent other comprehensive income (loss) and, therefore, has not included a schedule of comprehensive loss in the financial statements.

f)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less at the time of issuance to be cash equivalents.

h)	Financial Instruments

The fair values of financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)	Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements

.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Note 3. Related Party Balances/Transactions

On September 10, 2007, we issued 150,000 shares of common stock to Larry A. Gelhaar, at the time our sole officer and sole director in consideration of $0.001 per share or a total of $150.

Note 4. Common Stock

a)	On September 10, 2007, we issued 5,000 shares of common stock to fifty individuals in consideration of $0.001 per share or a total of $5.
(b)	On July 18, 2008 we issued 20,029,000 shares of common stock to nine individuals under an Asset Purchase Agreement.

Note 5. Going Concern Uncertainty

These financial statements are presented assuming the Company will continue as a going concern.  The accompanying financial statements indicate that current liabilities exceed current assets by $5,420 at September 30, 2008.

These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plan with regard to these matters includes raising working capital and significant assets and resources to assure the Company’s viability, through private or public equity offering, and/or debt financing, and/or through the acquisition of new businesses or private ventures.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$1.98
Printing Expenses	200.00
Accounting Fees and Expenses	4,000.00
Legal Fees and Expenses	10,000.02
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$14,902.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3.	Colorado Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

a)

On September 10, 2007, we issued 150,000 shares of common stock to Larry A. Gelhaar, at the time our sole officer and sole director in consideration of $0.001 per share or a total of $150. The 150,000 shares so issued are being registered in this offering.

b) c)

On September 10, 2007, we issued 5,000 shares of common stock to fifty individuals in consideration of $0.001 per share or a total of $5. The 5,000 shares so issued are being registered in this offering.

On July 18, 2008  we issued 20,029,000 shares of common stock to nine individuals under an Asset Purchase Agreement. 6,286,500 of the issued shares are being registered in this offering.

Undertakings

(a)

The undersigned registrant hereby undertakes that it will:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any additional or changed material information on the plan of distribution;

(2)

For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes that it will:

(1)

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Thornton, Colorado on December 1 1 ~~0~~ , 2008.

ANTH 1, Inc.

By:

/s/Mark A. Gohr

President and Director

Principal Executive Officer

By:

/s/ Jeff Villano

Director and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Tufts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/Mark A. Gohr Mark A. Gohr	Chief Executive Officer and Director	December 10, 2008

/s/ Jeffrey Villano Jeffrey Villano	Director and Secretary	December 10, 2008

EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit  No.

Document Description

3.1

Articles of Incorporation*

3.2

Bylaws *

4.1

Specimen Stock Certificate *

5.1

Opinion of the Law Office of Daniel Masters regarding the legality of the securities being offered

10.1

Technology license agreement between Anthos Holdings, LLC and NeoVax, Inc.

23.2

Consent of Auditor Larry O’Donnell PC, CPA

*

Previously filed with Company’s 10-12G